Exhibit 99.1

OfficeMax
263 Shuman Blvd.
Naperville, IL 60563

News Release

Media Contact	Investor Contacts
Bill Bonner	Mike Steele	Tony Giuliano
630 864 6066	630 864 6826	630 864 6800

OFFICEMAX UPDATES THIRD QUARTER AND SECOND HALF 2011 GUIDANCE

OFFICEMAX TO PRESENT TODAY AT GOLDMAN SACHS

ANNUAL GLOBAL RETAILING CONFERENCE

NAPERVILLE, III., September 7, 2011 – OfficeMax® Incorporated (NYSE: OMX) today announced that, as part of its presentation today at the Goldman Sachs Annual Global Retailing Conference, it plans to update its outlook for the third quarter and second half of 2011.

Ravi Saligram, President and CEO of OfficeMax, said, “Against the backdrop of difficult macroeconomic conditions, we are experiencing a soft Back-to-School season driven by a price conscious consumer and weaker technology sales. Consequently, we are continuing to focus on providing products that are a good value, as well as managing gross margins and costs in the third quarter and second half of the year.”

OfficeMax now anticipates that total company sales for the third quarter of 2011 will be slightly lower than the third quarter of 2010, including the favorable impact of foreign currency translation.

In line with the company’s previous guidance, OfficeMax anticipates that total company sales for the second half of 2011 will be slightly higher than the prior-year second half, including the favorable impact of foreign currency translation and the benefit of the additional fiscal week in the fourth quarter. Additionally, OfficeMax continues to anticipate that for both the third quarter and second half of 2011, the adjusted operating income margin rate will be flat to slightly higher than the respective prior-year periods.

A live audio webcast of the presentation can be accessed today at 10:45 a.m. Eastern Time (9:45 a.m. Central Time) via the Internet by visiting the OfficeMax website at investor.officemax.com. The webcast will be archived and available online until October 7, 2011 and will be posted on the “Presentations” page located within the “Investors” section of the OfficeMax website.

Forward-Looking Statements

Certain statements made in this press release and other written or oral statements made by or on behalf of the company constitute “forward-looking statements” within the meaning of the federal securities laws, including statements regarding the company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future. Management believes that these forward-looking statements are reasonable. However, the company cannot guarantee that the macroeconomy will perform within the assumptions underlying its projected outlook; that its initiatives will be successfully executed and produce the results underlying its expectations, due to the uncertainties inherent in new initiatives, including customer acceptance, unexpected expenses or challenges, or slower-than-expected results from initiatives; or that its actual results will be consistent with the forward-looking statements and you should not place undue reliance on them. These statements are based on current expectations and speak only as of the date they are made. The company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. Important factors regarding the company that may cause results to differ from expectations are included in the company’s Annual Report on Form 10-K for the year ended December 25, 2010, under Item 1A “Risk Factors”, and in the company’s other filings with the SEC.

About OfficeMax

OfficeMax Incorporated (NYSE: OMX) is a leader in both business-to-business office products solutions and retail office products. The OfficeMax mission is simple. We help our customers do their best work. The company provides office supplies and paper, in-store print and document services through OfficeMax ImPress®, technology products and solutions, and furniture to businesses and individual consumers. OfficeMax customers are served by approximately 30,000 associates through direct sales, catalogs, e-commerce and nearly 1,000 stores. To find the nearest OfficeMax, call 1-877-OFFICEMAX. For more information, visit www.officemax.com.

All trademarks, service marks and trade names of OfficeMax Incorporated used herein are trademarks or registered trademarks of OfficeMax Incorporated. Any other product or company names mentioned herein are the trademarks of their respective owners.

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